                                                                 EXHIBIT 10.25

                  [REGENERATION TECHNOLOGIES, INC. LETTERHEAD]


June 22, 1999



Robert Hoffman
Allograft Resources of Wisconsin, Inc.
3553 University Avenue
Madison, WI 53705

Dear Mr. Hoffman:

Initially this letter was mailed to Kurt Klitzke, as Executive Director of Allograft Resources of Wisconsin, Inc. The letter was never signed or returned by Kurt. In the interim, Scott Sabo signed a faxed copy for our files. We respectfully request you sign this original and return the same to our office. A copy of the fully executed Amendment will be returned for your file.

This letter shall serve as the Second Amendment to the Management Services Agreement effective June 15, 1998, and amended on July 8, 1998, by and among Regeneration Technologies, Inc., the University of Florida Tissue Bank, Inc., and Allograft Resources of Wisconsin, Inc.

(1) Section 3.1(b) should read: "On a calendar quarterly basis, RTI shall assess ARW's level of activity related to the Selected Tissue requirements set forth on Exhibit 3.1(a) and RTI may adjust the Budget, at its sole discretion, and such adjustment shall be presented to ARW in a new Budget no less than thirty (30) days before the start of the quarter in which such adjustments take place. In the event that ARW exceeds the Selected Tissue Requirements it shall be entitled to a "Bonus Pool" budget increase. The calculation basis for such Bonus Pool budget increase is attached hereto as Exhibit 3.1(b).

(2) Exhibit 3.1(b), BUDGET INCREASES should read: "The Bonus Pool budget increase is equal to $[*****] minus the actual cost per Donor, per calendar quarter, multiplied times the number of Donors received by RTI in that quarter. The calculation is as follows:

      1. Total ARW calendar quarterly expenses divided by total ARW Donors received by RTI within that quarter = cost/Donor = "A"

      2. ($[*****] - A) X (donors received by RTI for that quarter) = the amount paid to ARW for the Bonus Pool"

Second Amendment to Management Services Agreement
June 22, 1999
Page 2 of 2


                                       REGENERATION TECHNOLOGIES, INC.

                                       /s/ Jamie Grooms
                                       ---------------------------------------
                                       Jamie Grooms, CEO


                                       UNIVERSITY OF FLORIDA TISSUE BANK, INC.

                                       /s/ Nancy R. Holland
                                       ---------------------------------------
                                       Nancy R. Holland, CEO


                                       ALLOGRAFT RESOURCES OF WISCONSIN, INC.

                                       /s/ Robert Hoffman
                                       ---------------------------------------
                                       Bob Hoffman
                                       Title:

                  [REGENERATION TECHNOLOGIES, INC. LETTERHEAD]

                               RTI CONFIDENTIAL

                               CONTROLLED COPY


July 8, 1998


Kurt Klitzke
Executive Director
Allograft Resources of Wisconsin, Inc.
4860 Sheboygan Avenue
Madison, WI 53705-0905

Dear Mr. Klitzke:

This letter shall serve as an Amendment to the Management Services Agreement effective June 15, 1998 by and among Regeneration Technologies, Inc., the University of Florida Tissue Bank, Inc. and Allograft Resources of Wisconsin, Inc.

Paragraph 6.6 should read, "RTI shall provide for ARW's liability insurance coverage in the amount of $2,000,000 and such insurance coverage shall list RTI as an additional insured."


                             REGENERATION TECHNOLOGIES, INC.

                             /s/ Jamie M. Grooms
                             -------------------------------
                             Jamie Grooms
                             CEO

                             UNIVERSITY OF FLORIDA TISSUE BANK,
                             INC.

                             /s/ Nancy R. Holland
                             -------------------------------
                             Nancy R. Holland
                             CEO

                             ALLOGRAFT RESOURCES OF WISCONSIN,
                             INC.

                             /s/ Kurt W. Klitzke
                             -------------------------------
                             Kurt W. Klitzke
                             Executive Director

                        MANAGEMENT SERVICES AGREEMENT


      This Management Services Agreement (the "Agreement"), effective as of this 15th day of June 1998 (the "Effective Date") is by and among Regeneration Technologies, Inc., a Florida Corporation ("RTI"), the University of Florida Tissue Bank, Inc., a Florida not-for-profit corporation ("UFTB") and Allograft Resources of Wisconsin, Inc., a Wisconsin corporation ("ARW").

                                 W I T N E S S E T H

      WHEREAS, RTI, in cooperation with UFTB, recovers, processes and distributes human tissue for use by physicians in surgical implant procedures around the world; and

      WHEREAS, ARW desires to commence operation of a tissue bank in its territory; and

      WHEREAS, RTI in cooperation with UFTB, desires to support the start-up of ARW and otherwise assist ARW in its tissue bank operations and ARW is desirous of receiving such support and assistance; and

       WHEREAS, RTI and ARW desire to enhance RTI's supply of human tissue for use by physicians in surgical implant procedures around the world;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ARW, UFTB and RTI agree as follows:

                             I - DEFINITIONS

      When used in this Agreement, the following capitalized terms shall have meanings set forth in this Article I:

      1.1 "ARW" shall mean Allograft Resources of Wisconsin, Inc., a Wisconsin corporation with offices at 3553 University Avenue, Madison, Wisconsin.

      1.2 "Selected Tissues" shall mean the bone and soft tissue, heart valve, vein and skin tissue recovered in accordance with the terms of this Agreement and applicable law.

      1.3 "Tissues" shall mean Selected Tissues and all other tissues customarily recovered from a human donor.

      1.4 "Donor" shall mean a donor which has all of the following tissue pairs recovered: ilium, femur, fibula, tibia, fascia, and achilles and patellar tendons.

                  II-CERTAIN COVENANTS OF RTI

      2.1 Promptly upon receipt by RTI of reasonably satisfactory evidence that the RTI Funding Conditions (as hereinafter defined) have been satisfied, RTI shall provide ARW with funding in the amounts set forth on the "Budget" attached hereto as EXHIBIT 2.1(a). As used herein, RTI Funding Conditions shall mean:

      (i) receipt by ARW of a determination letter from the Internal Revenue Service that ARW has been qualified as a 501(c)(3) "community service organization" under applicable internal revenue rules and regulations or RTI's acceptance of proof of filing for such 501(c)(3); and

      (ii) receipt by ARW of approval and all necessary permits from the State of Wisconsin and any other governing authority that has jurisdiction over ARW'S tissue recovery operations in Wisconsin, to begin its tissue recovery operations as set forth herein; and

      (iii) the execution and delivery by each of ARW and those individuals listed on EXHIBIT 2.1(b) of Employment Agreements in substantially the form attached hereto as EXHIBIT 2.1(c) (the "Employment Agreements"); and

      (iv) configuration of the Board of Directors of ARW as set forth in
Section 2.4 hereof. ARW agrees that it shall use its best efforts to cause the RTI Funding Conditions to be satisfied as soon as possible.

      2.2 In accordance with the Budget, each of Kurt Klitzke, Scott Sabo,
Pam Wittenwyler, Lori Schinstine and Robert Hoffmann will receive salary increases equal to [*****] of current salary upon execution of their Employment Agreements. In addition, each of the foregoing employees who executes an Employment Agreement and begins work with ARW on or before June 1, 1998 will receive a signing bonus equal to [*****] payable promptly following satisfaction of the RTI Funding Conditions.

      2.3 RTI shall provide ARW with certain administrative support and management services as set forth more fully on EXHIBIT 2.3 hereof ("Technical Support").

      2.4 The Charter and By-Laws of ARW shall provide that the Board of Directors of ARW will consist of four persons, two directors designated by management of ARW, one director designated by RTI and one director designated by UFTB. Initially, the management designees shall be Robert Hoffmann and Dr. Thomas Zdeblick. RTI shall have the right to review and reasonably approve the Charter and By-Laws of ARW. Such Charter and By-Laws shall provide that all meetings of the Board shall be called upon 60-days notice absent a waiver of notice by all Board members.

      2.5 Within ninety (90) days from the Effective Date herein, RTI shall present a plan to ARW which shall provide for either ARW or those employees set forth on EXHIBIT 2.1(b) to receive "stock options" for RTI common stock. Such plan, when accepted by ARW, shall be attached hereto and by reference herein, be made part of this Agreement.

                           III-SELECTED TISSUE MATTERS


      3.1  a.  ARW shall diligently  endeavor to meet the Selected
Tissue requirements of RTI as set forth on Exhibit 3.1(a) attached hereto, under the terms and conditions set forth herein and shall provide such Selected Tissue exclusively to RTI. In the event that ARW makes any particular Tissue available to RTI and RTI, at its sole discretion, elects not to receive such Tissues from ARW, ARW shall then have the right to distribute such Tissues to others. All Tissues supplied by ARW to RTI shall meet or exceed RTI's quality control, quality assurance, sizes and other requirements as set forth in the specifications provided from time to time by RTI.

      b. On a quarterly basis, RTI shall assess ARW's level of activity related to the Selected Tissue requirements set forth on Exhibit 3.1(a) and RTI may adjust the Budget, at its sole discretion, and such adjustment shall be presented to ARW in a new Budget no less than thirty (30) days before the start of the quarter in which such adjustments take place. In the event that ARW exceeds the Selected Tissue
Requirements it shall be entitled to a "Bonus Pool" budget increase. The calculation basis for such Bonus Pool budget increase is attached hereto as
EXHIBIT 3.1(b).

      3.2 RTI will provide processing and distribution services for all Selected Tissues recovered by ARW. ARW will be kept reasonably informed as to the extent of Selected Tissue distribution in its operations area. Marketing representatives of RTI or any distribution partner of RTI may establish contacts with ARW for information purposes including the indications and use of various Selected Tissue products in the ARW operations area. RTI will provide marketing staff as needed to educate and inform local Selected Tissue users of the availability and aspects of RTI processed Selected Tissues.

                           IV-TERM AND TERMINATION

      The term of this Agreement shall be for a period of ten (10) years commencing with the effective date herein (the "Initial Term") and may be renewed upon the written agreement of the parties hereto for two additional five year terms (each, a "Renewal Term"). This Agreement may be terminated prior to the end of the Initial Term or any Renewal Term: (a) by either party due to a material breach by the other party of any of its obligations or covenants herein upon thirty (30) calendar days written notice to the breaching party, but only if such breaching party fails to remedy said breach within thirty (30) calendar days of such written notice; or (b) by either party promptly upon the insolvency or filing for receivership or bankruptcy by the other party.

                   V-OWNERSHIP OF COPYRIGHTS AND INTELLECTUAL
                             PROPERTY RIGHTS

      5.1 In connection with the performance of this Agreement, ARW will have access to RTI's confidential and proprietary processes, methods, trade secrets, know-how, techniques, data, training materials and other intellectual properties developed, used or owned by RTI (the "RTI

Intellectual Property"). ARW agrees that all RTI Intellectual Property will remain the exclusive property of RTI and any improvements, modifications, advancements to, and any invention, product, or process based upon or derived from the RTI Intellectual Property or any other RTI proprietary information disclosed to ARW shall be the sole and exclusive property of RTI, and ARW expressly disclaims any right, title and interest in same. Any dispute regarding whether any invention, product, or process developed by ARW is an improvement, modification or an advancement to, or is based upon or derived from the RTI Intellectual Property shall be fully and finally resolved by the written legal opinion of a licensed patent attorney, who shall be selected by RTI, at its sole discretion.

      5.2 ARW agrees to promptly disclose any and all improvements, modifications or advancements to any invention, product, or process based upon or derived from the RTI Intellectual Property, or other RTI proprietary information disclosed to ARW, which ARW may develop, have disclosed to it, or shall otherwise become aware of. ARW further agrees to promptly assign any of its rights to the same to RTI.

      5.3 Except as consented to in writing by RTI, ARW will not reveal, divulge or make known to any person or entity or use for its or his or her own account or for the account of any person, any RTI Intellectual Property or any other confidential or proprietary information including any information related to this Agreement, or regarding RTI and RTI
Affiliates, whether or not obtained with the knowledge and permission of RTI. ARW also agrees upon termination of this Agreement to deliver to RTI all written copies of RTI Intellectual Property in its possession.

      5.4 ARW agrees during the Restricted Period (as defined below), that it will not, directly or indirectly, engage in or be financially interested in any business activities (except for ownership of one percent or less of any entity whose securities are listed on a national securities exchange or the Nasdaq National Market) which are competitive with RTI. As used herein, "Restricted Period" means the period commencing on the effective date of this Agreement and ending on the first anniversary of the date of termination of this Agreement. For the purposes of this covenant, competitive activities are defined as any activities related to the business of RTI. This definition shall be modified or interpreted from time to time without further action by ARW in such a way as necessary to reflect the core business of RTI.

                                   VI-OTHER

      6.1 The rights and obligations of ARW hereunder may not be sublicensed or assigned or transferred by operation of law or otherwise without the written consent of RTI. RTI may assign this Agreement or its rights thereunder.

      6.2 This Agreement is governed by and shall be construed and enforced in accordance with the internal laws of the State of Florida, without regard to conflict of laws rules. Venue for any legal proceeding or action at law arising out of or construing this Agreement shall lie in the state courts of Alachua County, Florida, or the United States District Court for the Northern District of Florida, Gainesville Division.

      6.3 Nothing in this Agreement shall be construed as (i) a warranty or representation by RTI as to the validity, enforceability or scope of any RTI patent; (ii) a warranty or representation that anything made, used, sold, or otherwise disposed of pursuant to this Agreement is or will be free from infringement of patents or other intangible rights of third parties; (iii) a requirement that RTI shall file any patent application, secure any patent, or maintain any patent in force; (iv) an obligation on RTI to bring or prosecute actions or suits against third parties for infringement of RTI patents; (v) an obligation to furnish any manufacturing or technical information except as specifically provided herein; (vi) a granting by implication, estoppel, or otherwise, any license or rights under patents, trade secrets, know-how, copyrights, or other intangible rights of RTI other than those specifically set forth herein; (vii) a warranty or representation by RTI that it shall not grant the right to others to make, use or sell products not covered by the claims of RTI patents which may be similar or compete with ARW Tissue products.

      6.4 OTHER THAN ANY WARRANTY EXPRESSLY MADE IN THIS AGREEMENT, RTI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER
EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY,
NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. RTI ASSUMES NO RESPONSIBILITY WITH RESPECT TO THE MANUFACTURE, USE, SALE, OR OTHER DISPOSITION OF ANY HUMAN TISSUE PRODUCT DISTRIBUTED, MADE OR USED BY ARW.

      6.5 ARW shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFTB, RTI, RTI Affiliates (as hereinafter defined) or any of its assigns, harmless against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claims, proceeding, demand, expense, loss, and liability of any kind whatsoever (collectively, "Losses") resulting from the activities of ARW under this Agreement, except where such Losses result from RTI's gross negligence or willful misconduct. As used in this Agreement, "RTI Affiliates" shall mean RTI's and UFTB's trustees, directors, officers, agents and employees. Notwithstanding the above, RTI at all times reserves the right to retain counsel of its own to defend RTI's interests.

      6.6 RTI shall provide for ARW's liability insurance coverage in the amount of $5,000,000 and such insurance coverage shall list RTI as an additional insured.

      6.7 ARW represents that it shall conduct its business in a manner consistent with the highest standards of industry business practices, that it shall comply with all applicable laws and regulations, and that it shall not represent any relationship with RTI or any entity affiliated with RTI other than as set forth herein.

           6.8 The right of either party to terminate under this Agreement shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, or to an order or injunction requiring performance of the obligations of this Agreement or to any other remedy available at law or equity.

           6.9 This Agreement, together with its exhibits and attachments, constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements between the parties concerning the subject matter hereof. This Agreement may be amended only by written agreement of the parties hereto. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

           6.10 Each party to this Agreement hereby agrees to execute, acknowledge and deliver all such further instruments as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

           6.11 The headings contained in this Agreement are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Agreement.

           6.12 Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement, except for those relative to the protection of proprietary rights, due to circumstances beyond the control of the nonperforming or delayed party including, but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, shortages of labor or materials, fires and floods; provided the nonperforming or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. Notwithstanding the foregoing, the nonperformance or delay by any party in excess of 180 days shall constitute cause for termination of this Agreement with such notice given in writing by one party to the other.

           6.13 Any notice, report, or consent required or permitted by this Agreement to be given or delivered, shall be in writing and shall be deemed given or delivered if delivered in person, sent by courier, expedited delivery service, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy (if confirmed), as follows:

           If to RTI:

                 Regeneration Technologies, Inc.
                 Attn: Jamie Grooms, President and C.E.O.
                 One Innovation Drive
                 Alachua, FL 32615

           If to ARW:

                 Allograft Resources of Wisconsin, Inc.
                 Attn: Robert Hoffman
                 3553 University Ave.
                 Madison, Wisconsin 53705

           6.14 The relationship between ARW and RTI shall not be deemed to be an employee, agent or representatives of RTI. ARW shall not have any right to enter into any contract or commitment in the name of, or on behalf of the other, or to bind RTI in any respect whatsoever.

           6.15 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties have caused this instrument to be executed in duplicate as of the day and year first above written.

ATTEST:                                REGENERATION TECHNOLOGIES, INC.

/s/ Kathleen M. Davis                  By:  /s/ Jamie M. Grooms
-----------------------------------         ----------------------------------
                                            Name:  Jamie M. Grooms
                                            Title: CEO



ATTEST:                                UNIVERSITY OF FLORIDA TISSUE BANK, INC.

/s/ Kathleen M. Davis                  By:  /s/ Nancy R. Holland
-----------------------------------         ----------------------------------
                                            Name:  Nancy R. Holland
                                            Title: CEO



ATTEST:                                ALLOGRAFT RESOURCES OF WISCONSIN, INC.

/s/ illegible                          By:  /s/ Kurt W.S. Klitzke
-----------------------------------         ----------------------------------
Notary Public--Dane Co., WIS                Name:  Kurt W. Sesemann-Klitzke
Commission Expires 9/3/2000                 Title: Executive Director

                            Management Services Agreement
                                  Amendment #1

Allograft Resources of Wisconsin, Inc. and Regeneration Technologies, Inc.

The Management Services Agreement between Allograft Resources of Wisconsin, Inc. (ARW), and Regeneration Technologies, Inc. (RTI), dated June 15, 1998, will hereby be updated to include the following covenant.

Herewith and hereafter, freight/shipping/transportation of the contractual definition of a donor, will be the responsibility of Allograft Resources of Wisconsin, Inc. The allowance will be made based on 1999 freight/shipping/ transportation costs to transport donor to RTI.

Using said 1999 figures, a total was accumulated of 87,727.00 for 465 donors. This per donor cost for transportation is $188.66.

RTI will then ADD the 188.66 to the 1998 contractual commitment cost base of [*****] per donor, making the total cost base [*****].

This effectively changes exhibit 3.1(b), to reflect the change in the reimbursed cost per donor.

Executed this day 15, February, 2000.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed in duplicate as of the day and year above written.


ATTEST:                         REGENERATION TECHNOLOGIES, INC.


/s/ Sharon Leach                By: /s/ Nancy Holland
   -----------------               --------------------------------
                                   Nancy Holland, VP Donor Services


ATTEST:                         ALLOGRAFT RESOURCES OF WISCONSIN,
                                INC.


/s/ Gus S. Elliott              By: /s/ Robert Hoffmann
   ------------------               --------------------------------
   Gus S. Elliott                   Robert Hoffman, Board Member

                   Management Services Agreement
                           Amendment #2

  Allograft Resources of Wisconsin, Inc. and Regeneration Technologies, Inc.

The Management Services Agreement between Allograft Resources of Wisconsin, Inc. (ARW), and Regeneration Technologies, Inc. (RTI), dated June 15, 1998, will hereby be updated to include the following covenant.

Herewith and hereafter, there will be a 50/50 split with reimbursement of soft tissue for the negotiated rates by RTI and 50% of ARW's reimbursement will be offset the total gross expenses in the bonus pool calculation.

This effectively changes exhibit 3.1(b), to reflect the change in the reimbursed cost per donor.

Executed this day 15, February, 2000.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed in duplicate as of the day and year above written.


ATTEST:                                  REGENERATION TECHNOLOGIES, INC.


/s/ Sharon Leach                         By: /s/ Nancy Holland
    -----------------------                  --------------------------------
                                             Nancy Holland, VP Donor Services

ATTEST:                                  ALLOGRAFT RESOURCES OF WISCONSIN, INC.



/s/ Gus S. Elliott                       By: /s/ Robert Hoffmann
   ------------------------                  ---------------------------------
   Gus S. Elliott                            Robert Hoffmann, Board Member

                                  EXHIBIT 3.1(a)
                             RTI TISSUE REQUIREMENTS

     RTI Tissue Requirements will be established jointly between RTI and ARW and reviewed quarterly with by ARW and RTI. It is anticipated that in the first year of operations, ARW will recover approximately [*****] bone donors, [*****] heart valve, [*****] vascular donors, [*****] skin donors, and [*****] dura and pericardium donors.